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EX-99.1  2001 FINANCIAL MODEL ESTIMATES

                                                                    EXHIBIT 99.1

2001 Financial Model Estimates

         This document is intended to provide information and estimates to permit preparation of models of Tom Brown, Inc. ("Tom Brown" or the "Company") for 2001. This information constitutes the Company's current estimates based on a number of assumptions. The estimates are based on the Company's historical operating performance and trends, estimates of oil and gas reserves at December 31, 2000, the Company's planned capital and operating budget for 2001 and current expectations for oil and gas production, gas trading activities, hedged positions, tax rates and expenses. The following estimates reflect our view of continuing operations only. The 2001 estimates were prepared assuming that demand, curtailment and general market conditions for oil and gas will be substantially similar to those experienced during 2000. We do not account for the potential impact of acquisitions or divestitures except to the extent the transactions are complete or near enough completion that it is more likely than not to be completed. We caution you that the estimates set forth below are given as of the date hereof only and are based on currently available information. We are not assuming any obligation to update any information contained herein.

         All of the estimates and assumptions included in this document are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We believe that the forward-looking statements are based on reasonable assumptions but no assurances can be given that our expectations will be met. Actual results may differ materially due to a number of risks and uncertainties, including but not limited to:

         o        COMMODITY PRICE CHANGES, INCLUDING LOCAL AND REGIONAL
                  VARIATIONS;

         o RISKS AND PROBLEMS INCIDENT TO THE DRILLING AND OPERATION OF OIL AND GAS WELLS, SUCH AS DRILLING DIFFICULTIES OR DELAYS, WELL EXPLOSIONS OR OTHER DISASTERS, ENVIRONMENTAL RISKS, AND LACK OF CONTROL OVER TIMING OF EXPENDITURES ON THIRD-PARTY OPERATED PROPERTIES;

         o        CHANGES IN PRODUCTION AND DEVELOPMENT COSTS;

         o        CHANGES IN DRILLING SUCCESS RATES;

         o        CHANGES IN LAWS AND OTHER REGULATORY ACTIONS;

         o        CHANGES IN EXCHANGE RATES;

         o        RISKS INCIDENT TO HEDGING ACTIVITIES;

         o        CHANGES IN INTEREST RATES AND CAPITAL MARKET CONDITIONS;

         o        CHANGES IN GENERAL ECONOMIC CONDITIONS;

         o        COMPETITION FROM OTHERS IN THE ENERGY INDUSTRY;

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         o        THE UNCERTAINTY INHERENT IN ESTIMATES OF OIL AND GAS RESERVES
                  AND PRODUCTION RATES;

         o        UNUSUAL OR INFREQUENT ITEMS THAT ARE NOT SUSCEPTIBLE TO
                  ESTIMATES;

         For additional information concerning important factors that may cause actual results to differ materially from those estimated, see the Company's Form 10-K for the year ended December 31, 2000. Unless otherwise noted, all of the following dollar amounts are expressed in U.S. dollars.

         While oil and gas prices have been at or near multi-year highs in 2000 and 2001, there can be no assurance that current price levels will continue. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels.

Production estimates

                                              Second Quarter 2001                     Annual 2001
                                        -------------------------------     -------------------------------
                                          U.S.       Canada      Total       U.S.        Canada      Total
                                        -------      ------     -------     -------      ------     -------

Natural gas (Mcfpd)                     144,000      21,000     165,000     150,300      22,200     172,500
Natural gas liquids (Bonglpd)             2,960         440       3,400       2,800         450       3,250
Oil (Bopd)                                1,950         450       2,400       2,050         420       2,470
                                        -------      ------     -------     -------      ------     -------
  Total equivalent (Mcfepd)             173,460      26,300     199,760     179,400      27,420     206,820
Total production (Mmcfe)                 15,800       2,400      18,200      65,500      10,000      75,500


         The above production estimates, for the periods indicated, reflect the Company's current projections related to timing of online dates for new wells from development drilling, in-service dates for new gathering and processing facilities and incorporates the sale of non-core oil and gas properties which have been completed or are near completion. The estimate of 150,300 Mcfpd for total 2001 U.S. gas production has been updated, since our last guidance issued in January 2001, to reflect the impact of 3.6 Mcfgpd for sales of non-core properties. Pro forma for property sales the 2001 U.S. natural gas production estimates are approximately ten percent higher than 2000. On an equivalent basis the above guidance of 75.5 Bcfe is unchanged from our previous guidance of 77.1 Bcfe, provided in January 2001, after taking into effect the sale of non-core properties, which reduced production by 1.6 Bcfe for the remainder of 2001. The estimated production from Canada is primarily from the Stellarton Energy acquisition closed in mid-January 2001. The Company's combined total oil and gas production of 75.5 Bcfe is approximately 21% higher than 2000.


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Gas price hedges

         The Company has not entered into any additional commodity price hedges since our previous guidance filed in Form 8-K on January 9, 2001 or again disclosed in our most recent Annual Report on Form 10-K, filed March 13, 2001.

         Depending on various circumstances, the Company may periodically enter into additional financial derivatives that would hedge expected crude oil and natural gas production.

Marketing, gathering, processing margin

         The Company's marketing group earns a margin from the sale of Tom Brown's working interest gas production and the purchase and resale of third party gas. The Company is currently in the process of selling certain non-strategic gathering and processing assets. Including the effect of the gathering and processing property asset sales the Company expects the marketing, gathering and processing margin to average $2.0 to $2.5 million per quarter for the remainder of 2001.

Oil and gas production costs

         The Company's consolidated lease operating expense is expected to average $0.43-$0.45 per Mcfe for the remainder of 2001. Production taxes are estimated to average 9.0-10.0 percent of wellhead oil and gas sales revenue.

Exploration costs/Impairment of leasehold cost

         Exploration expense can fluctuate significantly quarter to quarter, depending on the timing of exploratory expenditures and the recognition of wells as either productive or dry holes. The forecasting of these expenditures are inherently inaccurate. Based upon planned activity levels we estimate exploration cost in the range of $35-40 million for the remaining three quarters of 2001. The Company is also budgeting $1.2 million per quarter for amortization of impairment of leasehold cost.

Depreciation, depletion and amortization

         Depreciation, depletion and amortization (DD&A) rate for the Company's consolidated operations is expected to be $0.90-$0.95 per Mcfe for the remainder of 2001.

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General and administrative expense

         The Company expects its consolidated general and administrative (G&A) expense per Mcfe to be in the range of $0.22-$0.24.


Interest expense

         The Company's borrowings outstanding at the end of the first quarter 2001 totaled approximately $113 million. Based upon current LIBOR rates the Company is assuming effective interest cost will average between 7.0%-8.0% for the remainder of 2001.

Provision for income taxes

         Provision for income taxes of pre-tax earnings is expected to be approximately 38%. Approximately one-third of the total tax provision is projected to represent taxes currently payable.

2001 Capital Budget

         The 2001 capital expenditure is expected to be in the range of $185-$205 million for exploration and development spending. The expected 2001 capital budget represents a 65-85% increase over 2000 (for the period excluding acquisitions).

         The spending will be funded out of the Company's discretionary cash flow based on anticipated commodity prices and is subject to change if market conditions shift or new opportunities are identified.